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                                EXHIBIT 10.52
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FAX NUMBER (714) 831-0400


March 15, 1995

Ropak Corporation
c/o  William M. Curtis, Assistant Secretary
25241 Buckskin Drive
Laguna Hills, California 92653


Gentlemen:

         This will refer to the tender offer to purchase all outstanding common stock of Ropak Corporation at $11.00 per share in cash announced by LINPAC Mouldings Ltd. ("LINPAC"). You and LINPAC are authorized to indicate in materials mailed to stockholders of Ropak that I intend to accept LINPAC's tender offer as to the following shares of common stock in Ropak held by the undersigned:


         Shares of Common Stock:          7,260 shares owned by Admac
                                          Holdings Ltd.


                                          Very truly yours,

                                          /s/  DOUGLAS H. MacDONALD
                                          DOUGLAS H. MacDONALD


                              EXHIBIT 10.52                              Page 1